                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported) :
                      November 17, 1997 (November 6, 1997)
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                      Advanced Communication Systems, Inc.
         ---------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         ---------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



        0-22737                                           54-1421222
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 (Commission File Number)                  (IRS Employer Identification No.)


 10089 Lee Highway, Fairfax, Virginia                      22030
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(Address of Principal Executive Offices)                (Zip Code)

                                 (703) 934-8130
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              (Registrant's Telephone Number, Including Area Code)


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Item 5.    Other Events.

On November 6, 1997, Advanced Communication Systems, Inc. (ACS) signed a definitive agreement to acquire Integrated Systems Control, Inc. (ISC). Under the terms of the agreement, ACS will acquire all of ISC's outstanding shares in exchange for 475,000 shares of ACS Common stock. The acquisition is expected to be finalized within the next 30 days and the agreement is subject to satisfaction of customary conditions.

ISC provides technical and engineering services to the Department of Defense, primarily the U.S. Navy, in the areas of communications and information technology. Headquartered in Virginia Beach, Virginia, ISC has operations in Virginia Beach, San Diego, Charleston, and the Washington, D.C. area and lends support services from a number of sites worldwide, including Japan, Bahrain, Honolulu, Italy, and Guam. Among others, its clients include Space and Naval Warfare Systems Command and Centers, Defense Information Systems Agency Joint Interoperability Engineering Office, Naval Air Systems Command, U.S. Coast Guard, and NATO.

ACS intends to maintain the current organization structure of ISC and retain ISC's existing management team. Howard F. Sparks, President, and Gale Berry, Vice-President, will continue in their management positions.

Item 7(c). Exhibits.

99.1   Press Release

News release dated November 6, 1997 announcing the acquisition of Integrated Systems Control, Inc.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 17, 1997                  ADVANCED COMMUNICATION SYSTEMS, INC.


                                                      /S/ Dev Ganesan
                                          -------------------------------------
                                                        Dev Ganesan
                                                  Chief Financial Officer